EXHIBIT 2.2
LOAN AGREEMENT
     THIS LOAN AGREEMENT dated as of February 9, 2009 (this “Loan Agreement”) between Alliance HealthCard, Inc. (the “Lender”) and Access Plans USA, Inc. (the “Borrower”) respecting the granting by the Lender of an Operating/Standby Line of Credit (the “Credit”) on the following terms and conditions:
1.	Amount: Up to U.S. $300,000 (the “Maximum Amount”). Available amount may be less – as set forth in item 6 below.

2.	Type: Operating/Standby

3.	Purpose: General Corporate Purposes.

4.	Term: Credit shall be available up to and including March 31, 2009.
     5. Interest: Amounts outstanding under this Loan Agreement shall bear interest at a rate equal to six percent per annum. When any payment to be made hereunder or under the Note shall be stated to be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of payment of interest. Interest on each Advance shall be payable at maturity, and shall be calculated on the basis of a 360-day year consisting of twelve equal thirty day periods.
     6. Security: As security for this Note, the Borrower hereby grants Lender a security interest in the $404,000 currently held as a restricted deposit held in account #2883 at Trinity Bank, N.A., including any proceeds from account #2283, account renewals, or account transfers.
     Both parties to this agreement acknowledge that there is a possibility that a substantial portion of the aforementioned $404,000 deposit may be released prior to March 31, 2009. In the event any such sum is released, those sums will be available to borrower provided that the released funds are used first to pay in full any amounts outstanding under this Loan. Borrower agrees that the “Maximum Amount” available under this Loan Agreement will be adjusted to: $300,000 less the amount of the restricted deposit held in account #2883 that is released to Borrower by Trinity Bank, N.A. including any amount used for repayment of outstanding balances.
                     In the event of any default in the payment of the Note, the Lender or its agent shall have and may exercise any and all remedies of a secured party, and any other remedies available at law or equity, with respect to the Collateral. The Borrower shall execute and file with the appropriate Secretary of State a financing statement on Form UCC-1 in favor of Lender within three business days of the date hereof. The Borrower shall not encumber the Collateral in any manner inconsistent with the rights of the Lender; provided that Lender acknowledges that the restricted deposits currently act as collateral for Borrower’s obligations under certain performance bonds.
     7. Advances: Advances shall be made to the Borrower upon at least one (1) business day prior notice to the Lender (each an “Advance”) up to the Maximum Amount Advances shall occur no more than once each day in increments of not less than $25,000.
     8. Note: Amounts outstanding hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (each a “Note”). On the schedule attached to the Note (the “Schedule”), the Lender shall enter the date and amount of each Advance and the outstanding principal balance as of the date of each Advance or principal payment. Borrower authorizes Lender to endorse on the Schedule the date and principal amount of each Advance, each endorsement to be binding on the Borrower absent manifest error; provided that the failure of Lender to make any such endorsement shall not affect the obligation of Borrower to repay each Advance and to pay interest accrued thereon and other sums payable under and the Note.
     9. Repayment: The outstanding principal balance under the Note is due and payable in full on the earlier of (i) termination of the proposed merger of Borrower and Lender or (ii) April 2, 2009. Prior to such demand, Borrower shall have the right, upon payment of all accrued interest, to repay without premium or penalty, all or part of the outstanding principal under the Note. Any such repayment of principal by the Borrower, unless the repayment is the result of a demand for payment in full by the Lender, shall increase the availability of funds which the Borrower may re-borrow up to the Maximum Amount.
     10. Representations: The Borrower makes the following representations and warranties (which shall survive the execution of this Loan Agreement and the making of each borrowing hereunder).
     a. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma;
     b. The Borrower has corporate power to enter into and perform this Loan Agreement and to borrow hereunder and it has taken all necessary corporate actions to authorize the borrowings upon the terms and conditions of this Loan Agreement and to authorize the execution, delivery and performance of this Loan Agreement in accordance with its terms; and
     c. This Loan Agreement and the Note are valid and are legally enforceable against the Borrower in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.
     11. Covenants:
     a. So long as this Loan Agreement shall remain in effect, the Borrower shall not, without the consent of Lender, consolidate or merge with or into any other person (other than Lender) or convey, transfer or lease all or substantially all of its assets as an entirety to any person or entity.
     b. So long as this Loan Agreement shall remain in effect, the Borrower shall not mortgage, lease or allow any liens upon its properties except liens which have not matured (including any which Borrower is contesting in good faith by adequate proceedings).
     c. So long as this Loan Agreement shall remain in effect, the Representations and Warranties of AUSA contained in Article II of the Agreement and Plan of Merger Amongst Alliance Healthcard, Inc., Access/Alliance Acquisition Corp. and Access Plans USA, Inc. dated November 13, 2008 are incorporated by reference herein and are made a part of this Agreement.
     12. Events of Default:
     a. If any of the following events of default shall occur and shall not have been remedied;
          i. Borrower shall default in the payment when due of any principal of any Advance; or
          ii. Borrower shall default for five (5) days in the payment when due of any interest on any Advance; or
          iii. Borrower consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, is unable to meet debts, or files bankruptcy; or
          iv. Borrower shall have filed against it any receivership, bankruptcy or other similar proceedings and the same shall not have been stayed or dismissed within sixty (60) days; or
          v. any representation or warranty made by the Borrower in this Loan Agreement proves to be incorrect in any material respect when made; or
          vi. The Borrower shall continue to fail to observe or perform any covenant contained in this Loan Agreement;

          vii. The termination of the Agreement and Plan of Merger Amongst Alliance Healthcard, Inc., Access/Alliance Acquisition Corp. and Access Plans USA, Inc. dated November 13, 2008, as amended on February 9, 2009.
     then, the maturity dates of the Note shall be accelerated, and the Lender shall have the right to demand payment by the Borrower, of any loans outstanding under this Loan Agreement, and the Lender’s commitment shall terminate immediately.
     13. Miscellaneous:
     a. This Loan Agreement and the rights, duties and obligations contained herein shall be solely for the benefit of the parties hereto and their permitted assignees and transferees, and no third person or entities shall have any rights hereunder as a third-party beneficiary, or otherwise.
     b. Borrower shall not have the ability to assign any of its rights or duties under this Loan Agreement or the Note, whether voluntarily or by operation of law, without Lender’s prior written consent.
     c. Any provision of this Loan Agreement which is invalid, illegal or unenforceable in any respect in any given instance in any jurisdiction shall, as to such instance and jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without in any way affecting the validity, legality or enforceability of the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any instance in any jurisdiction shall not invalidate or in any way affect the validity, legality or enforceability of such provisions in any other instance or in any other jurisdiction.
     d. Section headings are inserted in this Loan Agreement for convenience of reference only and shall not be used to construe any provision hereof.
     e. This Loan Agreement and the Note shall be construed in accordance with and governed in all other respects by the internal substantive laws of the State of Oklahoma.
     14. WAIVER OF JURY TRIAL: THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

LENDER:
Alliance HealthCard, Inc.

By:
Danny Wright Chief Executive Officer

BORROWER:
Access Plans USA, Inc.

By:

Ian R. Stuart, Interim President and CEO

EXHIBIT A
PROMISSORY NOTE

$300,000	Norman, Oklahoma
Dated: February 9, 2009
     FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on demand to the order of Alliance HealthCard (“Lender”), in lawful money of the United States in immediately available funds free and clear of any counterclaim or set-off, the principal amount of each advance (an “Advance”) made by Lender to the undersigned, together with interest (at the rates, on the dates and calculated as set forth in the Loan Agreement hereinafter defined) on each Advance from the date of such Advance to the date of repayment in full of such Advance. The principal amount of each Advance, together with interest accrued thereon, shall be due and payable in full on the earlier of (i) the termination of the proposed merger of Borrower and Lender or (ii) April 2, 2009. The undersigned hereby authorizes Lender to endorse on the grid attached hereto the date and principal amount of each Advance, each endorsement to be binding on the undersigned absent manifest error; provided that the failure of Lender to make any such endorsement shall not affect the obligation of the undersigned to repay each Advance and to pay interest accrued thereon and other sums payable hereunder. The aggregate principal amount of all Advances outstanding at any one time under this Note shall not exceed $300,000 at any one time.
     The undersigned hereby waives presentment, demand, protest and notice of dishonor.
     This Note is issued subject to the terms of a certain Loan Agreement dated as of February 9, 2009, between Lender and Borrower (the “Loan Agreement”).
     This Note shall be governed by and construed in accordance with the internal substantive laws of Oklahoma.
     WITNESS the due execution hereof as of the date hereof.

BORROWER:
Access Plans USA, Inc.

By:
Ian Stuart
Interim Chief Executive Officer

SCHEDULE TO PROMISSORY NOTE
Extended by Alliance HealthCard Inc. to Access Pans USA, Inc..

Total Principal
Date of	Amount of	Balance
Advance	Advance	Outstanding
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$